UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2007

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	000-27261	93-0549963
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2007, CH2M HILL Companies Ltd. entered into an agreement to acquire substantially all of the operating businesses of VECO Corporation, a privately-held Delaware corporation headquartered in Anchorage, Alaska, with significant operating business in the United States, Canada, Russia, and the Middle East.  The purchase price for the VECO operations and assets to be acquired by CH2M HILL is approximately $380 million, including the assumption of certain liabilities; which, together with the assets of VECO to be retained by its stockholders, represents a VECO Corporation enterprise value of approximately $463 million.  The closing, which is expected to happen in August, 2007, is subject to customary conditions, consents and approvals.

CH2M HILL, headquartered in Denver, Colo., is an employee-owned, global leader in engineering, construction, and operations for public and private clients. With over $4.0 billion in revenue, CH2M HILL is an industry-leading program management, construction management, design, construction, and services firm, ranked by Engineering News-Record (2006). The firm’s work is concentrated in the areas of water, energy, environment, construction, transportation, nuclear, communications and industrial facilities. The firm has long been recognized as a most-admired company and leading employer by business media and professional associations worldwide. CH2M HILL has more than 19,000 employees in 200+ offices around the world.

VECO Corporation has been serving oil and gas clients since 1968. VECO provides engineering, construction and field support services with over 4000 employees and major operations in Alaska, western Canada, the United States, Russia and the Middle East. VECO currently provides services to the energy, resource and process industries throughout the world. Incorporating more than 30 years of experience, extensive resources and top-notch personnel, VECO uses a solution-oriented and cost-conscious approach to expertly manage projects of all sizes.

A copy of the joint press release issued by CH2M HILL and VECO on June 16, 2007 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	CH2M HILL Companies, Ltd. press release, dated June 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: June 20, 2007	By:	/s/Samuel H. Iapalucci
Samuel H. Iapalucci,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	CH2M HILL Companies, Ltd. press release, dated June 16, 2007.